UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

Corcept Therapeutics Incorporated

(Exact name of registrant as specified in its charter)

000-50679

(Commission File Number)

Delaware	77-0487658
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

149 Commonwealth Drive

Menlo Park, CA 94025

(Address of principal executive offices, with zip code)

(650) 327-3270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On March 25, 2008, Corcept Therapeutics Incorporated (the “Company”) entered into a Committed Equity Financing Facility (the “CEFF”) with Kingsbridge Capital Limited (“Kingsbridge”), pursuant to which Kingsbridge has committed to provide up to $60 million of capital for a period of three years through the purchase of newly-issued shares of the Company’s common stock. The maximum number of shares that can be sold by the Company under this agreement is approximately 9.6 million shares. Based on the closing market price of the Company’s Common Stock on the Nasdaq Capital Market on March 27, 2008 of $3.17 the Company could raise up to approximately $27.0 million in net proceeds under the CEFF. The CEFF does not prohibit the Company from conducting additional debt or equity financings, other than financings similar to the CEFF and other future priced securities.

Subject to certain conditions and limitations, from time to time under the Common Stock Purchase Agreement by and between Kingsbridge and the Company, dated as of March 25, 2008, relating to the CEFF (the “Purchase Agreement”), the Company may require Kingsbridge to purchase newly-issued shares of its common stock in tranches of up to 1.25% of the Company’s market capitalization at the time of the initiation of the draw down period, or, at the Company’s option, the lesser of (a) 2.5% of the Company’s market capitalization at the time of the initiation of the draw down period, and (b) an alternative draw down amount as defined in the agreement; provided, however, that in no event may the maximum draw down amount exceed $10 million per tranche, subject to certain conditions. Each tranche will be issued and priced over an eight-day pricing period. Kingsbridge will purchase shares of common stock pursuant to the CEFF at discounts ranging from 6% to 10% depending on the volume weighted average price of the Company’s common stock during the eight-day pricing period, provided that the minimum acceptable purchase price for any shares to be issued to Kingsbridge during the eight-day period will be equal to the higher of $1.50 or 90% of the Company’s common stock closing price the day before the commencement of each draw down.

Kingsbridge has agreed that throughout the term of the CEFF, neither it nor any of its affiliates will enter into or execute a short sale of any of the Company’s securities.

In connection with the CEFF, the Company issued a warrant (the “Warrant”) to Kingsbridge to purchase up to 330,000 shares of common stock at an exercise price of $3.525 per share which represents a 125% premium over the average of the closing bid prices of the Company’s common stock during the five trading days preceding the signing of the Purchase Agreement. The Warrant will become exercisable after the six month anniversary of the date of the Purchase Agreement, and will remain exercisable, subject to certain exceptions, until five years after the date of the Purchase Agreement.

The CEFF also requires the Company to file a resale registration statement with respect to the resale of shares issued pursuant to the CEFF and underlying the warrant within 60 days of entering into the CEFF, and to use commercially reasonable efforts to have such registration statement declared effective by the Securities and Exchange Commission within 180 days of entering into the CEFF. Under the terms of the CEFF, the maximum number of shares that the Company may sell is approximately 9.6 million shares (excluding the 330,000 shares underlying the warrant issued concurrently to Kingsbridge with the CEFF).

The Company is not obligated to sell any of the $60 million of common stock available under the CEFF and there are no minimum commitments or minimum use penalties. The CEFF does not contain any restrictions on the Company’s operating activities, automatic pricing resets or minimum market volume restrictions.

The CEFF, and the issuance of the warrant in connection with the CEFF, is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

The foregoing descriptions are only a summary and are qualified in their entirety by reference to the Purchase Agreement, the Warrant and the registration rights agreement executed in connection with the CEFF, copies of which will be filed as exhibits to our Annual Report on Form 10-K for the year ending December 31, 2007.

Item 3.02	Unregistered Sales of Equity Securities

On March 14, 2008, the Company entered into a Securities Purchase Agreement (the “Agreement”) with the purchasers named therein (the “Purchasers”). Pursuant to the Agreement, on March 25, 2008 the Company sold approximately 8.9 million shares of its common stock at $2.77 per share, and warrants to purchase approximately 4.5 million shares of its common stock at $0.125 per warrant, resulting in gross proceeds of approximately $25.3 million (the “Offering”). The Purchasers were led by Longitude Capital Management Co., LLP and also included Paperboy Ventures LLC, Sutter Hill Ventures and Alta Partners, LLP, venture capital firms that are all significant shareholders in the Company, as well as various entities and individuals related to these firms. The Purchasers also included trusts and other entities related to members of the Company’s Board of Directors, including G. Leonard Baker, Jr., Joseph C. Cook, Jr., David L. Mahoney and James N. Wilson, and other accredited investors. Allen Andersson, a member of the Company’s board of directors, is the chairman of Paperboy Ventures, LLC. Mr. Baker is a partner and managing director of Sutter Hill Ventures. Alix Marduel, M.D., a member of the Company’s board of directors, is a managing director of Alta Partners, LLP.

The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D under the Securities Act of 1933, as amended.

The shares and warrants sold and issued in connection with the Agreement and the shares issuable upon the exercise of the related warrants have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from SEC registration requirements. The shares and warrants were offered and sold only to accredited investors. As part of the transaction, the Company has agreed to file a registration statement with the SEC covering the resale of the shares issued in the private placement and the shares issuable upon the exercise of the warrants.

The information called for by this item regarding the CEFF and the warrant issued in connection with the CEFF is contained in Item 1.01, which information is incorporated in this Item 3.02 by reference.

Item 8.01	Other Events.

On March 26, 2008, the Company issued the press release attached hereto as Exhibit 99.1 regarding the transactions described in this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8K:

99.1	Press Release of Corcept Therapeutics Incorporated dated

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORCEPT THERAPEUTICS INCORPORATED

Date: March 28, 2008	By:	/s/ Joseph K. Belanoff, M. D.
Joseph K. Belanoff, M. D. Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release of Corcept Therapeutics Incorporated dated March 26, 2008